Exhibit 10.2

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           NORTHEAST REGIONAL OFFICE
                            3 WORLD FINANCIAL CENTER
                                   SUITE 4300
                         NEW YORK, NEW YORK 10281-1022

                                                      WRITER'S DIRECT DIAL
                                                      STEPHANIE D. SHULER
                                                      Tel: (212) 336-0166
                                                      Fax (212) 336-1348

                                               November 28, 2005

BY HAND
-------

United States District Court
 for the Eastern District of New York
225 Cadman Plaza East
Brooklyn, New York 11201


         Re:  SEC v. Friedman's Inc.
              ----------------------

Your Honor:

         The staff of the Securities and Exchange Commission filed the above-referenced matter today against Friedman's Inc. as a settled action. I enclose a courtesy copy of the Complaint as well as the Consent of Friedman's Inc. and a proposed Final Judgment resolving all claims asserted by the Commission in the Complaint. Friedman's filed for bankruptcy on January 14, 2005 pursuant to Chapter 11 in the United States Bankruptcy Court for the Southern District of Georgia. Accordingly, the settlement of this matter is subject to bankruptcy court approval. The Commission staff will notify the Court promptly of the bankruptcy court's decision concerning the settlement of this action.

         If you have any questions about this matter or require any additional information, please contact me at (212) 336-0166, Bruce Karpati at (212) 336-0104 or Eva Kolb at (212) 336-0113.

                                                     Sincerely,

                                                     /s/ Stephanie D. Shuler

                                                     Stephanie D. Shuler
                                                     Branch Chief
Enclosures

cc:      Lawrence Byrne, Esq. (w/encl/; by fax and FedEx)

Mark K. Schonfeld (MS-2798)
Regional Director
Attorney for Plaintiff
SECURITIES AND EXCHANGE COMMISSION
Northeast Regional Officer
3 World Financial Center
Room 4300
New York, N.Y. 10281
(212) 336-1020

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

----------------------------------------------------
                                                     X
SECURITIES AND EXCHANGE COMMISSION,                  :
                                                     :
                                      Plaintiff,     :
                                                     :
                 -against-                           :        05 Civ. ____(  )
                                                     :
FRIEDMAN'S INC.,                                     :        COMPLAINT
                                                     :
                                                     :
                                      Defendant.     :
                                                     :
                                                     X
----------------------------------------------------

         Plaintiff Securities and Exchange Commission ("Commission"), for its complaint against defendant Friedman's Inc. ("Friedman's" or the "Company"), alleges as follows:

                             PRELIMINARY STATEMENT
                             ---------------------

         1. From 2001 to 2003, Friedman's employed various methods of accounting fraud to misrepresent to the public its financial performance.

         2. Friedman's was, at the time, the nation's third largest jewelry retailer. Friedman's targeted low and middle income consumers and relied heavily on a proprietary installment credit program to permit consumers to finance their purchases. Accordingly, Wall Street analysts closely followed the Company's write-offs of bad debt and allowances for doubtful accounts as important measures of the integrity of the company's credit program and its ability to collect receivables. Freidman's represented to the public that its credit program adhered to strict and conservative procedures in granting credit and non-discretionary standards in writing off bad debt. During the relevant period, the Company maintained its allowance for doubtful accounts at 10% of accounts receivable at fiscal year end.

         3. The Company's representations were false. In fact, Friedman's delegated to store level employees wide discretion in granting credit. Moreover, as the level of bad debt rose, the Company arbitrarily disregarded its write-off procedures in order to avoid taking write-offs. This enabled the company improperly to understate its bad debt expense and thereby falsely inflate earnings. It also enabled the company to avoid increasing its allowance for doubtful accounts above 10% at fiscal year end, as it should have, and thereby conceal the rising level of its uncollectible receivables.

         4. In addition to manipulating its write-off of bad debts, the Company also used various "one-off' accounting devices to inflate earnings artificially and improve its balance sheet, including:

            (i) prematurely recognizing merchandise discounts from suppliers in order to reduce improperly its cost of sales;

            (ii) improperly accounting for the sale of receivables that it had already written off in order to reduce bad debt expenses; and

            (iii) using related party transactions to capitalize expenses that should have been recognized immediately.

         5. The fraudulent accounting practices at issue had a material effect on Friedman's' reported financial statements. In each of fiscal years 2001 and 2002, those fraudulent accounting practices materially overstated Friedman's' reported earnings.

         6. By virtue of the conduct alleged in this Complaint:

         a. Friedman's, directly or indirectly, singly or in concert, has engaged in acts, practices and courses of business that constitute violations of Section 17(a) of the Securities Act of 1933 ("Securities Act"), 15 U.S.C. ss. 77q(a); and Sections 10(b), 13(a) and 13(b)(2) of the Securities Exchange Act of 1934 ("Exchange Act"), 15 U.S.C. ss.ss. 78j(b), 78m(a) and 78m(b)(2);
and Rules 10b-5, 12b-20, 13a-1 and 13a-3 thereunder, 17 C.F.R. ss.ss. 240.10b-5, 240.12b-20, 240.13a -l and 240.13a-13;

         7. Unless Friedman's is permanently restrained and enjoined by this Court, it will again engage in the acts, practices, and courses of business set forth in this Complaint and in acts, practices, and courses of business of similar type and object.

         8. By this action, the Commission seeks: (a) permanent injunctive relief; and (b) such further relief as the Court may deem appropriate.


                                  JURISDICTION
                                  ------------

         9. The Commission brings this action pursuant to the authority conferred upon it by Section 20(b) of the Securities Act, 15 U.S.C. ss. 77t(b), and Section 21(d)(1) of the Exchange Act, 15 U.S.C. ss. 78u(d)(1).

         10. This Court has subject matter jurisdiction over this action pursuant to Sections 20(d) and 22(a) of the Securities Act, 15 U.S.C. ss.ss. 77t(d) and 77v(a), and Sections 21(d) and 27 of the Exchange Act, 15 U.S.C. ss.ss. 78u(d) and 78aa.

         11. Friedman's, directly and indirectly, made use of the means or instruments of transportation or communication in, and the means or instrumentalities of interstate commerce, or of the mails, or of the facilities of a national securities exchange, in connection with the transactions, acts, practices, and courses of business alleged herein. Some of these transactions, acts, practices and courses of business occurred in the Eastern District of New York.


                                   DEFENDANT
                                   ---------

         12. Friedman's is a Delaware corporation. Its Class A common stock was registered pursuant to Section 12(b) of the Exchange Act and was listed on the NYSE under the ticker symbol "FRM" in June 2003. Prior to that time, Friedman's' Class A common stock was registered under Section 12(g) of the Exchange Act and was quoted on the NASDAQ. On May 11, 2004, the NYSE de-listed the Company and it now trades on the Pink Sheets under the symbol "FRDMQ.PK." As a result, Friedman's' Class A common stock was deregistered under Section 12(b) and its previous registration under Section 12(g) revived. Friedman's filed for reorganization under Chapter 11 on January 14, 2005. Friedman's has not yet filed its Forms 10-K for fiscal years 2003 or 2004 nor has it filed Forms 10-Q since it filed the Form 10-Q for the third quarter ending June 28, 2003.

                         FRIEDMAN'S' FRAUDULENT CONDUCT
                         ------------------------------

                                   Background
                                   ----------

         13. During the period at issue here, Friedman's was the third largest specialty retailer of fine jewelry in the United States, operating 686 stores in 20 states.

         14. Friedman's targeted low to middle income consumers ages 18 to 45 and offered a selection of diamonds, gold, gemstones and wedding-related items tailored to that market. It offered a proprietary installment credit program to help its customers finance their purchases, and in fiscal year 2002, sales on credit accounted for approximately 53% of its net merchandise sales.


            Misrepresentations Concerning Friedman's' Credit Program
            --------------------------------------------------------

         15. Friedman's' periodic reports filed under the Exchange Act and its prospectuses highlighted the importance and success of its proprietary credit program, as well as its conservative credit granting policies and procedures. For example, in the September 19, 2003 prospectus supplement filed with the Commission, Friedman's represented that "[t]o support . . . [its] store-level credit program, . . . [it] ha[s] developed a standardized scoring model and system for extending credit and collecting accounts receivable according to . . .. [its] strict credit disciplines." Similarly, in its annual report on Form 10-K for the fiscal year ended September 28, 2002, Friedman's stated that it "adhere[s] to strict credit application guidelines in determining whether . . . [its] customers qualify for credit," and "[t]o support our store-level credit program, we have developed a standardized scoring model and system for extending credit and collecting accounts receivable according to our strict credit disciplines." In the annual report, the Company represented that its "entire credit extension and collection process is automated, and . . . [its] system maintains all customer data to facilitate future credit transactions."

         16. These representations were false and misleading. In reality, Friedman's granted its store-level employees discretion to make credit decisions and encouraged its employees to provide its customers with easy credit.

         17. The inevitable result of Friedman's' loose credit practices was a rising tide of uncollectible debt from its customers. As of the fiscal year-ended September 27, 2003, the portion of that uncollectible debt not previously written off or reserved for by Friedman's exceeded $30 million. At each fiscal year-ended 2001 and 2002, the Company's allowance for doubtful accounts as a percentage of its accounts receivable stayed constant at 10%, while in fact that percentage should have been significantly higher. Behind the scenes, Friedman's' debt situation was deteriorating, and its senior management used a variety of accounting practices that did not conform to generally accepted accounting principles ("GAAP") to conceal the Company's burgeoning level of uncollectible debt.

                      Friedman's' Credit Write-Off Policy
                      -----------------------------------

         18. Friedman's' official credit policy was "generally to write off in full any credit accounts if no payments have been received for 120 days and any other credit accounts receivable, regardless of payment history`, if judged uncollectible." If a customer paid at least two-thirds of the required monthly payment on a delinquent account, that partial, or "curing," payment would be sufficient to treat as current the entire account and move it back into the current bucket. If the customer then failed again to make a required monthly payment, the account would begin the aging process again.

         19. Wall Street analysts and investors paid particularly close attention to Friedman's' level of write-offs. To bolster the Street's confidence in the integrity of its credit sales, Friedman's adopted the bright line "two-thirds" write-off policy which created the impression that management could not exercise discretion and delay writing off accounts in order to manipulate quarterly or annual earnings:

              The Use of Improper Accounting Practices to Conceal
                 Friedman's' Rising Level of Uncollectible Debt
                 ----------------------------------------------

         20. In order to meet Wall Street's quarterly and annual earnings forecasts, Friedman's' senior executives, from fiscal years 2001 through 2003, arbitrarily violated the Company's write-off policies and avoided writing off receivables that were uncollectible. By avoiding writing off these accounts, Friedman's concealed the true level of its uncollectible debt.

At the direction of Friedman's' senior executives, Friedman's employed the following improper accounting practices to avoid writing off accounts and to meet earnings targets:

         (1) Beginning in February 2000, Friedman's began from time to time to extend haphazardly its credit write-off periods, a practice referred to at the Company as "scooping." Scooping allowed Friedman's to meet earnings targets for a particular reporting period by extending the period to pick up additional full and partial payments;

         (2) During certain write-off periods, Friedman's lowered the "two-thirds" threshold for what constituted a curing payment capable of preventing an account from being written off; and

         (3) Friedman's, on certain occasions, simply re-aged accounts in order to avoid writing them off.

These actions materially affected Friedman's' financial statements.

                       Friedman's Fabricated Analyses to
                  Justify Its Allowance for Doubtful Accounts
                  -------------------------------------------

         21. At the suggestion of Friedman's' independent auditor, in fiscal year 2000, Friedman's began using a "migration analysis" - an historical record and analysis of Friedman's' payments and collections experience -- in determining the Company's allowance for doubtful accounts. The migration analysis estimated the amounts of write-offs inherent in Friedman's' portfolio at quarter-end using, among other things, historical collection rates and write-off data. In late 2000, however, the new migration analysis methodology dictated that the allowance be set significantly higher than Friedman's' historical allowance rate of 10% at the end of each fiscal year. To manipulate the allowance back to 10% at fiscal year end, Friedman's' senior executives knowingly corrupted the migration analysis by manipulating the historical collection rates and write-off data. Using a fraudulent migration analysis, in each of fiscal years 2001 through 2002, Friedman's was able to maintain a year-end allowance for doubtful accounts as a percentage of accounts receivable at 10%.

         22. In addition, Friedman's persuaded its independent auditor that, notwithstanding the fact that at the end of the first three quarters of each fiscal year the migration analysis determined that the Company should set its allowance for doubtful accounts above 10%, the effect of the seasonal nature of Friedman's' business on collections justified keeping that allowance at 10% at the end of fiscal years 2001 and 2002.

         23. Friedman's' independent auditor became skeptical about Friedman's' allowance for doubtful accounts in late 2002 and early 2003. In connection with its fiscal 2002 audit, Friedman's' independent auditor performed a retrospective analysis to determine how accurate Friedman's had been in setting its allowance for doubtful accounts at the end of its 2001 fiscal year. That analysis revealed that actual write-offs had significantly exceeded the year-end reserve. Because of its independent auditor's questions concerning the allowance, Friedman's decided that it would adjust its allowance, but would do so over an extended period of time to reduce the financial impact of such an adjustment. Instead of reporting the accurate allowance for doubtful accounts in July 2003, when Friedman's reported its earnings for the preceding June quarter, the Company publicly announced in both a press release and the ensuing earnings conference call that Friedman's would be increasing its allowance for doubtful accounts at year-end to 10.5%. Further, Friedman's did so, despite its independent auditor's disagreement with using the 10.5% figure in the press release.

                    Friedman's "Once-Off" Actions to Inflate
          Its Earnings or Improve the Appearance of Its Balance Sheet
          -----------------------------------------------------------

         24. Periodically, Friedman's, at the direction of its senior executives, used "one-off' accounting actions to manipulate its earnings or to improve the appearance of its balance sheet. Those actions consisted of, among other things:

         (a) Friedman's engaged in earnings management by knowingly failing to reserve adequately for customer accounts with an aggregate value of $7.9 million that had failed to age properly due to a programming flaw in Friedman's' software (the "X-file accounts"). In June 2002, Friedman's' senior executives discovered the X-file accounts. Rather than taking the appropriate step of accelerating the aging of the X-file accounts after the problem was discovered to put the accounts where they would have been had there not been a programming flaw, Friedman's simply allowed those accounts that were less than 120 days past due to remain as current and age normally from that point forward. The earnings management was accomplished by purposefully shifting the substantial risk that it inadequately reserved for the uncollectiblity of the X-file accounts from its fiscal year-ended September 28, 2002 to the first quarter of the following fiscal year.

         (b) Friedman's improperly accounted for the sale of written-off receivables. In the March 2003 quarter, Friedman's sold receivables that were uncollectible with an aggregate face value of around $90 million for approximately $1.5 million. The $1.5 million in proceeds exceeded the receivables' net realizable value by $1.1 million. Rather than crediting the net realizable asset account by $1.1 million and recording only $377,000 as a reduction in bad debt expenses for the quarter, Friedman's recorded the entire $1.5 million of proceeds as a reduction in bad debt expense. The net effect was an overstatement of Friedman's' assets and an increase in its pretax income by approximately $1.1 million for the quarter.

         (c) On several occasions in fiscal years 2002 and 2003, Friedman's prematurely recognized as a reduction in cost of goods sold merchandise and early payment discounts that it received from its suppliers. This practice contravened GAAP because the Company should have recognized the discounts in subsequent periods when the goods to which they applied were actually sold. Friedman's used such merchandise and early payment discounts to reduce prematurely Friedman's' cost of sales -- thereby boosting its margins and earnings -- even though it had not yet sold the underlying merchandise on which the discounts had been granted.

         (d) Friedman's failed to record a bad debt expense of $1 million for $2 million worth of receivables owed by bankrupt individuals that were written off in December 2000. Friedman's had already reserved $1 million pertaining to bankruptcy accounts; therefore, an additional $1 million should have been recorded to bad debt expense to increase the reserve for the quarter-ended December 2000. Instead, Friedman's decreased the allowance for doubtful accounts by $2 million. This resulted in a $1 million overstatement of assets and a $l million overstatement in pretax income for that quarter.

         (e) Friedman's improperly used related party transactions to reduce certain expenses. In the second quarter of 2003, Friedman's paid an approximately $700,000 cash gross up bonus to three executives to enable them to pay their personal tax liability on restricted stock granted by the Company. Based on accounting guidance provided to Friedman's by its independent auditor, the tax gross up bonus should have been expensed. Instead, Friedman's' senior executives recorded the bonus against an accrued professional fee payable to an affiliated investment bank, Morgan Schiff, totaling $800,000. By failing to account properly for the tax gross up expense, Friedman's overstated pretax income by 43% for that quarter. In addition, for the fiscal year ended September 28, 2002, Friedman's improperly capitalized, or otherwise failed to expense, fees that it had paid to Morgan Schiff for its work on a financing and an offering of securities. In contravention of GAAP, at least $720,000 of those fees were improperly capitalized because they were not related to any work done on the financing or offering.

         (f) Friedman's also established fraudulent reserves to boost its quarterly income. For example, at the end of June 2001 quarter, Friedman's' senior executives set up "rainy day" reserves totaling nearly $1.1 million to provide it with an earnings cushion for the next quarter. Those reserves were reversed in the subsequent quarter ended September 2001 to boost pretax income by 14% for that quarter. In addition, at the end of the fiscal year-ended September 28, 2002, Friedman's failed to account properly for approximately $1.4 million of a duty refund that it received from the United States government as a result of reduced tariffs on certain diamond imports. Friedman's hid from its independent auditor the fact that it had received the duty refund and planned to use the refund as needed to offset certain future expenses. Friedman's recognized a random portion of the refund immediately as a reduction to cost of goods sold, used another portion to reduce compensation expense for executive bonuses, and used the remaining amount of the refund in the following quarter to offset further compensation expense for executive bonuses.

These "one-off' actions materially affected Friedman's' financial statements.

       Friedman's' False and Misleading Periodic Reports and Prospectuses
       ------------------------------------------------------------------

         25. During each of its fiscal years 2001 through 2003, Friedman's filed periodic reports under the Exchange Act, including quarterly reports on Form 10-Q and annual reports on Form 10-K, that contained misleading financial statements and disclosures about its credit program. In addition, on February 11, 2002 and September 24, 2003, Friedman's closed registered public offerings of its Class A common stock. In connection with each of those sales, Friedman's used prospectuses that incorporated by reference misleading financial statements and disclosures about its credit program from the Company's Forms 10-K for fiscal years 2001 and 2002 in order to raise capital from the public markets. For example, in its annual report on Form 10-K for the fiscal year ended September 28, 2002, Friedman's makes the following misleading disclosure:
"To support our store-level credit program, we have developed a standardized scoring model and system for extending credit and collecting accounts receivable according to our strict credit disciplines." In addition, the allowance for doubtful accounts set forth in the financial statements included with that annual report was misleading in that it concealed the true magnitude of Friedman's' uncollectible debt.

         26. Friedman's also filed a Form S-8 registration statement on May 20, 2003, which registered the offer and sale of 2.3 million shares of Class A Common Stock to Friedman's employees, officers, consultants and directors. The S-8 incorporated by reference the misleading information contained in the Form 10-K for the fiscal year 2002.

         27. The prospectus that Friedman's used to raise capital from the public markets in September 2003 contained similarly misleading representations. For example, the prospectus represented that Friedman's adhered to "strict credit disciplines" in extending credit to its customers. The prospectus also set forth Friedman's historical allowances for doubtful accounts for each of fiscal years 2000 through 2002, each of which concealed the true magnitude of Friedman's' uncollectible debt.

                            FIRST" CLAIM FOR RELIEF
                            -----------------------

  Violations of Section 17(a) of the Securities Act, 15 U.S.C. ss.ss. 77q(a),
        Section 10(b) of the Exchange Act, 15 U.S.C. ss.ss. 78j(b), and
                 Rule 10b-5 thereunder, 17 C.F.R. ss. 240.10b-5

         28. The Commission realleges and incorporates by reference herein each and every allegation contained in Paragraphs 1 through 27.

         29. Friedman's, directly or indirectly, singly or in concert, by use of the means or instruments of transportation or communication in, or the means or instrumentalities of, interstate commerce, or by the use of the mails, or of the facilities of a national securities exchange, in the offer or sale and in connection with the purchase or sale of securities, knowingly or recklessly, has: (a) employed devices, schemes and artifices to defraud; (b) obtained money or property by means of, or otherwise made, untrue statements of material fact, or omitted to state material facts necessary in order to make statements made, in light of the circumstances under which they were made, not misleading, and/or (c) engaged in acts, transactions, practices and courses of business which operated or would have operated, as a fraud or deceit upon purchasers of securities and upon other persons.

         30. As part and in furtherance of the violative conduct, Friedman's, directly or indirectly, singly or in concert, knowingly or recklessly, engaged in a fraudulent scheme to inflate Friedman's' reported financial results through a multitude of improper accounting practices.

         31. As part and in furtherance of the violative conduct, Friedman's issued press releases and filed with the Commission periodic reports and registration statements described in paragraphs 25 through 27 above. Due to the fraudulent practices in which Friedman's engaged, these documents contained financial statements that materially understated Friedman's' bad debt, overstated Friedman's' earnings, falsely portrayed Friedman's' balance sheet, and contained other material misstatements concerning Friedman's' credit operations.

         32. Friedman's knew or was reckless in not knowing that because of its fraudulent conduct and the fraudulent conduct of others, the press releases, periodic reports and registration statements, contained in paragraphs 25 through 27 were materially false and misleading.

         33. By reason of the foregoing, Friedman's, singly or in concert, directly or indirectly, has violated, and unless enjoined will again violate,
Section 17(a) of the Securities Act, 15 U.S.C. ss.ss. 77q(a), Section 10(b) of the Exchange Act, 15 U.S.C. ss. 78j(b) and Rule 10b-5 thereunder, 17 C.F.R. ss. 240.10b-5.

                            SECOND CLAIM FOR RELIEF
                            -----------------------

     Violations of Section 13(a) of the Exchange Act, 15 U.S.C. ss. 78m(a),
         and Rules 12b-20, 13a-1, and 13a-13, 17 C.F.R. ss. 240.12b-20,
                           240.13a-1, and 240.13a-13

         34. The Commission realleges and incorporates by reference herein each and every allegation contained in Paragraphs 1 through 27.

         35. Friedman's failed to file with the Commission, in accordance with the rules and regulations prescribed by the Commission, such annual and quarterly reports as the Commission has prescribed and Friedman's failed to include, in addition to the information expressly required to be stated in such reports, such further material information as was necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, in violation of Section 13(a) of the Exchange Act, 15 U.S.C. ss. 78m(a), and Rules 12b-20, 13a-1 and 13a-13, 17 C.F.R. ss.ss. 240.12b-20,
240.13a-l and 240.13a-13. As alleged above, Friedman's' annual and quarterly reports described above in paragraphs 25 and 26 were materially false and misleading because among other things, they included financial statements that materially understated Friedman's' bad debt and overstated Friedman's' earnings, and other material misstatements concerning Friedman's' credit operations, its earnings and its balance sheet.

         36. By reason of the foregoing, Friedman's, directly, or indirectly, singly or in concert, has violated, and unless enjoined will again violate,
Section 13(a) of the Exchange Act, 15 U.S.C. ss. 78m(a), and Rules 12b-20, 13a-1, and 13a-13, 17 C.F.R. ss.ss. 240.12b-20, 240.13a-1, and 240.13a-13.

                             THIRD CLAIM FOR RELIEF
                             ----------------------

  Violations of Section 13(b)(2) of the Exchange Act, 15 U.S.C. ss. 78m(b)(2)

         37. The Commission realleges and incorporates by reference herein each and every allegation contained in Paragraphs 1 through 27.

         38. Friedman's failed to:

         (1) make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflected the transactions and dispositions of its assets; and

         (2) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that:

               (a) transactions were executed in accordance with management's general or specific authorization;

               (b) transactions were recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and to maintain accountability for assets;

               (c) access to assets was permitted only in accordance with management's general or specific authorization; and

               (d) the recorded accountability for assets was compared with the existing assets at reasonable intervals and appropriate action was taken with respect to any differences,

in violation of Section 13(6)(2) of the Exchange Act, 15 U.S.C. ss. 78m(b)(2). As alleged above, Friedman's made fraudulent and improper accounting entries on its books and records, and Friedman's' internal accounting controls were insufficient to provide reasonable assurance that its annual and quarterly financial statements were prepared in conformity with GAAP.

         39. By reason of the foregoing, Friedman's, directly or indirectly, singly or in concert, has violated, and unless enjoined will again violate,
Section 13(6)(2) of the Exchange Act, 15 U.S.C. ss. 78m(b)(2);

                               PRAYER FOR RELIEF
                               -----------------

         WHEREFORE, the Commission respectfully requests that this Court:

         1. Enter a Final Judgment permanently restraining and enjoining Friedman's, its officers, agents, servants, employees, attorneys and all persons in active concert or participation with them who receive actual notice of the injunction by personal service, express courier service, facsimile, or otherwise, and each of them, from, directly or indirectly, violating Section 17(a) of the Securities Act, 15 U.S.C. ss. 77q(a), Sections 10(b), 13(a) and 13(b)(2) of the Exchange Act, 15 U.S.C. ss.ss. 78j(b), 78m(a) and 78m(b)(2), and Rules 10b-5, 12b-20, 13a-1 and 13a-13 thereunder, 17 C.F.R. ss.ss. 240.10b-5, 240.12b-20, 240.13a-1, and 240.13a-13; and

         2. Grant such other and further relief as the Court may deem just and proper.

Dated: New York, New York
November 28, 2005



                                              /s/ Mark K Schonfeld
                                             -----------------------------------
                                             Mark K. Schonfeld (MS-2798)
                                             Regional Director
                                             Attorney for Plaintiff
                                             SECURITIES AND EXCHANGE COMMISSION
                                             Northeast Regional Office
                                             3 World Financial Center
                                             Room 4300
                                             New York, New York 10281
                                             (212) 336-1020

Of Counsel:
         Helene T. Glotzer
         Bruce Karpati
         Stephanie Shuler
         Eva M. Kolb

                          UNITED STATES DISTRICT COURT
                          EASTERN DISTRICT OF NEW YORK

--------------------------------------------------
                                                   X
SECURITIES AND EXCHANGE COMMISSION,                :
                                                   :
                                    Plaintiff,     :
                                                   :
                      v.                           :        C.A. No. __-__(  )
                                                   :
Friedman's Inc.,                                   :
                                                   :
                                                   :
                                    Defendant.     :
                                                   :
                                                   :
                                                   :
                                                   X
--------------------------------------------------

                 FINAL JUDGMENT AS TO DEFENDANT FRIEDMAN'S INC.

         The Securities and Exchange Commission having filed a Complaint and Defendant Friedman's Inc. ("Defendant;" "Friedman's," or the "Company") having entered a general appearance; consented to the Court's jurisdiction over Defendant and the subject matter of this action; consented to entry of this Final Judgment without admitting or denying the allegations of the Complaint (except as to jurisdiction); waived findings of fact and conclusions of law; and waived any right to appeal from this Final Judgment.

                                       I.

         IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant's agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating, directly or indirectly, Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act") [15 U.S.C. ss. 78j(b)] and Rule 10b-5 promulgated thereunder [17 C.F.R. ss. 240.10b-5], by using any means or instrumentality of interstate commerce or of the mails, or of any facility of any national securities exchange, in connection with the purchase or sale of any security:

         (a)   to employ any device, scheme, or artifice to defraud; .

         (b) to make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or

         (c) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person.


                                      II.

         IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant's agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating Section 17(a) of the Securities Act [15 U.S.C. ss. 77q(a)] in the offer or sale of any security by the use of any means or instruments of transportation or communication in interstate commerce or by use of the mails, directly or indirectly:

         (a)   to employ any device, scheme, or artifice to defraud;

         (b) to obtain money or property by means of any untrue statement of a material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or

         (c) to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser.


                                      III.

         IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant's agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from, directly or indirectly:

         (a) failing to file with the Commission any report or document required to be filed with the Commission pursuant to Section 13(a) of the Exchange Act [15 U.S.C. ss.78m(a)] and the rules and regulations promulgated thereunder; or

         (b) filing with the Commission a report required to be filed with the Commission pursuant to Section 13(a) of the Exchange Act [15 U.S.C. ss.78m(a)) and the rules and regulations promulgated thereunder, that (1) contains an untrue statement of material fact; (2) fails to include, in addition to the information required to be stated in such report, such further material information as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading, as prescribed by Commission Rule 12b-20 [17 C.F.R. ss. 240.12b-20]; or (3) otherwise fails to disclose any information required to be disclosed therein, in violation of
               Section 13(a) of the Exchange Act [15 U.S.C. ss.78m(a)] or Rules 12b-20, 13a-1 or 13a-13 thereunder [17 C.F.R. ss.240.12b-20,
               240.13a-l or 240.13a-13].


                                      IV.

         IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant's agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from, directly or indirectly:

         (a) failing to make or keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets; or

         (b) failing to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that:

               (1) transactions are executed in accordance with management's general or specific authorization;

               (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, or any other criteria applicable to such statements, and to maintain accountability for assets;

               (3) access to assets is permitted only in accordance with management's general or specific authorization; and

               (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, in violation of Section 13(b)(2) of the Exchange Act [15 U.S.C. ss.78m(b)(2)].


                                       V.

         IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Consent is incorporated herein with the same force and effect as if fully set forth herein, and that Defendant shall comply with all of the undertakings and agreements set forth therein.

                                      VI.

         IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that this Court shall retain jurisdiction of this matter for the purposes of enforcing the terms of this Final Judgment.

Brooklyn, New York
Dated: ___________, _____



                                                  _____________________________
                                                   UNITED STATES DISTRICT JUDGE

                          UNITED STATES DISTRICT COURT
                          EASTERN DISTRICT OF NEW YORK

---------------------------------------------------
                                                    X
SECURITIES AND EXCHANGE COMMISSION,                 :
                                                    :
                                    Plaintiff,      :
                                                    :
                           v.                       :        C.A. No. __-__(  )
                                                    :
Friedman's Inc.,                                    :
                                                    :
                                                    :
                                    Defendant.      :
                                                    :
                                                    :
                                                    :
                                                    X
---------------------------------------------------

                      CONSENT OF DEFENDANT FRIEDMAN'S INC.


         1. Defendant Friedman's Inc. ("Defendant" or "Friedman's") waives service of a summons and the Complaint in this action, enters a general appearance, and admits the Court's jurisdiction over Defendant and over the subject matter of this action.

         2. Without admitting or denying the allegations of the Complaint (except as to personal and subject matter jurisdiction, which Defendant admits), Defendant hereby consents to the entry of the final judgment in the form attached hereto (the "Final Judgment") and incorporated by reference herein, which, among other things:

         (a) permanently restrains and enjoins Defendant from violating Sections 10(b), 13(a), and 13(b)(2) of the Securities Exchange Act of 1934 ("Exchange Act") [15 U.S.C. ss.ss. 78j(b), 78m(a), 78m(b)(2)] and Rules 10b-5, 12b-20; 13a-1, and 13a-13 [17
                C.F.R. ss.ss. 240.10b-5,240.12b-20, 240.13a-l, 240.13a-13]
                promulgated thereunder, and

         (b)    permanently restrains and enjoins Defendant from violating
                Section 17(a) of the Securities Act of 1933 ("Securities Act") [15 U.S.C. ss. 77q(a)].

         3. Defendant waives the retry of findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure.

         4. Defendant waives the right, if any, to a jury trial and to appeal from the entry of the Final Judgment.

         5. Defendant enters into this Consent voluntarily and represents that no threats, offers, promises, or inducements of any kind have been made by the Commission or any member, officer, employee, agent, or representative of the Commission to induce Defendant to enter into this Consent.

         6. Defendant agrees that this Consent shall be incorporated into the Final Judgment with the same force and effect as if fully set forth therein.

         7. Defendant will not oppose the enforcement of the Final Judgment on the ground, if any exists, that it fails to comply with Rule 65(d) of the Federal Rules of Civil Procedure, and hereby waives any objection based thereon.

         8. Defendant waives service of the Final Judgment and agrees that entry of the Final Judgment by the Court and filing with the Clerk of the Court will constitute notice to Defendant of its terms and conditions. Defendant further agrees to provide counsel for the Commission, within thirty days after the Final Judgment is filed with the Clerk of the Court, with an affidavit or declaration stating that Sam Cusano, Defendant's Chief Executive Officer, has received and read a copy of the Final Judgment.

         9. Consistent with 17 C.F.R. 202.5(f), this Consent resolves only the claims asserted against Defendant in this civil proceeding. Defendant acknowledges that no promise or representation has been made by the Commission or any member, officer, employee, agent, or representative of the Commission with regard to any criminal liability that may have arisen or may arise from the facts underlying this action or immunity from any such criminal liability. Defendant waives any claim of Double Jeopardy based upon the settlement of this proceeding, including the imposition of any remedy or civil penalty herein. Defendant further acknowledges that the Court's entry of a permanent injunction may have collateral consequences under federal or state law and the rules and regulations of self-regulatory organizations, licensing boards, and other regulatory organizations. Such collateral consequences include, but are not limited to, a statutory disqualification with respect to membership or participation in, or association with a member of, a self regulatory organization. This statutory disqualification has consequences that are separate from any sanction imposed in an administrative proceeding. In addition, in any disciplinary proceeding before the Commission based on the entry of the injunction in this action, Defendant understands that it shall not be permitted to contest the factual allegations of the Complaint in this action.

         10. Defendant understands and agrees to comply with the Commission's policy "not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegation in the Complaint or order for proceedings." 17 C.F.R. ss. 202.5. In compliance with this policy, Defendant agrees: (i) not to take any action or to make or permit to be made any public statement denying, directly or indirectly, any allegation in the Complaint or creating the impression that the Complaint is without factual basis; and (ii) that upon the filing of this Consent, Defendant hereby withdraws any papers filed in this action to the extent that they deny any allegation in the Complaint. If Defendant breaches this agreement, the Commission may petition the Court to vacate the Final Judgment and restore this action to its active docket. Nothing in this paragraph affects Defendant's: (i) testimonial obligations; or (ii) right to take legal or factual positions in litigation or other legal proceedings in which the Commission is not a party.

         11. Defendant hereby waives any rights under the Equal Access to Justice Act, the Small Business Regulatory Enforcement Fairness Act of 1996, or any other provision of law to seek from the United States, or any agency, or any official of the United States acting in his or her official capacity, directly or indirectly, reimbursement of attorney's fees or other fees, expenses, or costs expended by Defendant to defend against this action. For these purposes, Defendant agrees that Defendant is not the prevailing party in this action since the parties have reached a good faith settlement.

         12. In connection with this action and any related judicial or administrative proceeding or investigation commenced by the Commission or to which the Commission is a party, Defendant (i) agrees to appear and be interviewed by Commission staff at such times and places as the staff requests upon reasonable notice; (ii) will accept service by mail or facsimile transmission of notices or subpoenas issued by the Commission for documents or testimony at depositions, hearings, or trials, or in connection with any related investigation by Commission staff; (iii) appoints Defendant's undersigned attorney as agent to receive service of such notices and subpoenas;
(iv) with respect to such notices and subpoenas, waives the territorial limits on service contained in Rule 45 of the Federal Rules of Civil Procedure and any applicable local rules, provided that the party requesting the testimony reimburses Defendant's travel, lodging, and subsistence expenses at the then-prevailing U.S. Government per diem rates; and (v) consents to personal jurisdiction over Defendant in any United States District Court for purposes of enforcing any such subpoena.

         13. Defendant agrees that the Commission may present the Final Judgment to the Court for signature and entry without further notice.

         14. Defendant agrees that this Court shall retain jurisdiction over this matter for the purpose of enforcing the terms of the Final Judgment.


                                          Friedman's Inc.

Dated:   10/27/2005                       By: /s/ Sam Cusano
                                            ---------------------------
                                          Sam Cusano
                                          Chief Executive Officer
                                          171 Crossroads Parkway
                                          Savannah, Georgia 31407


         On October 27, 2005, Sam Cusano , a person known to me, personally appeared before me and acknowledged executing the foregoing Consent with full authority to do so on behalf of Friedman's Inc. its Chief Executive .


                                          /s/ Cristina Tambourine
                                          ---------------------------
                                          Notary Public
                                          Commission expires:



Approved as to form:


/s/ Lawrence Byrne
---------------------------
Lawrence Byrne Esq.
White & Case LLP
1155 Avenue of the Americas
New York, NY 10036-2787
Attorney for Defendant

              FRIEDMAN'S INC. CERTIFICATE OF CORPORATE RESOLUTION
              ---------------------------------------------------


I, Sam Cusano, do hereby certify that I am the duly elected, qualified and acting Chief Executive Officer of Friedman's Inc. ("Friedman's"), a Delaware corporation, and that the following is a complete and accurate copy of a resolution adopted by the Board of Directors of Friedman's at a meeting held on October 27, 2005 at which time a quorum was present and resolved as follows:


         RESOLVED: That Sam Cusano, an Officer of this Corporation, be and hereby is authorized to act on behalf of the Corporation, and to enter into the Consent of Defendant Friedman's Inc., attached hereto, made to the United States Securities and Exchange Commission ("Commission") in connection with the investigation conducted by the Commission; in this connection, the aforementioned Officer be and hereby is authorized to undertake such actions as he may deem necessary and advisable, including the execution of such documentation as may be required by the Commission, in order to carry out the foregoing.


I further certify that the aforesaid resolution has not been amended or revoked in any respect and remains in full force and effect.


IN WITNESS WHEREOF, I have executed this Certificate as a sealed instrument this 2nd day of November, 2005.



                                            By:   /s/ Sam Cusano
                                                ----------------------------
                                                 Sam Cusano
                                                 Chief Executive Officer
                                                 Friedman's Inc.